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               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                      _____________________

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 1996

             Morton's Restaurant Group, Inc.
       (Exact Name of Registrant as Specified in Charter)


        Delaware                 1-12692          13-3490-149
(State or Other Jurisdiction   (Commission        (IRS Employer
   of Incorporation)           File Number)    Identification No.)



       3333 New Hyde Park Road, New Hyde Park, New York  11042
      (Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code:(516) 627-1515


  (Former Name or Former Address, if Changed Since Last Report)



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Item 5.   Other Events.

          Morton's Restaurant Group, Inc. (the "Company") and Peasant Holding Corp. ("Peasant"), a majority owned subsidiary of the Company, have entered into
(i) a Stock Purchase Agreement with MRI Acquisition Corporation ("MRIAC") dated as of December 31, 1996, pursuant to which the Company and Peasant will sell to MRIAC 80.1% of the outstanding shares of common stock of Mick's Restaurants, Inc. ("MRI"), a wholly owned subsidiary of Peasant (the "MRI Stock Purchase Agreement") and (ii) a Stock Purchase Agreement with PRI Acquisition Corporation ("PRIAC") dated as of December 31, 1996, pursuant to which the Company and Peasant will sell to PRIAC 80.1% of the outstanding shares of common stock of The Peasant Restaurants, Inc. ("PRI"), a wholly owned subsidiary of Peasant (the "PRI Stock Purchase Agreement", and together with the MRI Stock Purchase Agreement, the "Stock Purchase Agreements").

          The transactions comtemplated under the Stock Purchase Agreements are subject to certain conditions, including obtaining liquor licenses and third-party consents. The transactions are scheduled to close on or prior to February 28, 1997, subject to an extension in the event that MRIAC and PRIAC shall not have obtained requisite liquor licenses.

          Detailed information concerning the Stock Purchase Agreements is set forth in the Stock Purchase Agreements and the January 3, 1997 press release of the Company attached as exhibits hereto and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (c) Exhibits:

          10.21. Stock Purchase Agreement, dated as of December 31, 1996, by and among Peasant Holding Corp., Morton's Restaurant Group, Inc., and MRI Acquisition Corporation.

          10.22 Stock Purchase Agreement, dated as of December 31, 1996, by and among Peasant Holding Corp., Morton's Restaurant Group, Inc., and PRI Acquisition Corporation.

          99.1.   Press Release, dated January 3, 1996

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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          MORTON'S RESTAURANT GROUP, INC.



Dated:  January 6, 1997               By:  /s/ Thomas J. Baldwin
                                           Thomas J. Baldwin
                                           Senior Vice President and
                                           Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
  No.               Description of Exhibits


10.20 Stock Purchase Agreement, dated as of December 31, 1996, by and among Peasant Holding Corp., Morton's Restaurant Group, Inc., and MRI Acquisition Corporation, with exhibits.

10.21 Stock Purchase Agreement, dated as of December 31, 1996, by and among Peasant Holding Corp., Morton's Restaurant Group, Inc., and PRI Acquisition Corporation, with exhibits.

99.1     Press Release, dated January 2, 1997, by Morton's Restaurant
         Group, Inc.